SPECIAL MEETING OF STOCKHOLDERS OF

ROCKWOOD HOLDINGS, INC.

November 14, 2014

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Special Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON NOVEMBER 14, 2014. The Notice of Special Meeting, joint proxy statement/ prospectus and proxy card are available at https://materials.proxyvote.com/774415. For driving directions to the Rockwood special meeting, please call (609) 514-0300.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

00030303000000000000 2   111414

The Board of Directors recommends you vote "FOR" Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

	FOR	AGAINST	ABSTAIN
1. Proposal to adopt the Agreement and Plan of Merger, dated as of July 15, 2014, among Albemarle Corporation, Albemarle Holdings Corporation and Rockwood Holdings, Inc., as it may be amended from time to time.	☐	☐	☐
2. Proposal to approve, on an advisory non-binding basis, the compensation that may be paid or become payable to Rockwood Holdings, Inc.'s named executive officers in connection with the merger.	☐	☐	☐
3. Proposal to approve the adjournment of the special meeting, if necessary or appropriate, including to permit further solicitation of proxies if there are not sufficient votes to adopt Proposal 1.	☐	☐	☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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ROCKWOOD HOLDINGS, INC.

SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON NOVEMBER 14, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned appoints Robert J. Zatta and Thomas J. Riordan, and each of them, the undersigned's true and lawful agents and proxies, each with full power of substitution, to represent the undersigned and vote as designated on the reverse side, all of the shares of common stock of Rockwood Holdings, Inc. held of record by the undersigned as of the close of business on September 30, 2014, at the Special Meeting of Stockholders to be held at the offices of Rockwood Holdings, Inc. located at 100 Overlook Center, Princeton, New Jersey 08540, on Friday, November 14, 2014 at 9:00 a.m., local time, or any adjournments or postponements thereof, as the undersigned would be entitled to vote if personally present, on all matters properly coming before the Special Meeting of Stockholders, including but not limited to the matters set forth on the reverse side of this proxy. The signer(s) hereby acknowledge(s) receipt of the joint proxy statement/prospectus related to Rockwood Holdings Inc.'s proposed merger with Albemarle Corporation.

The signer(s) hereby revoke(s) all proxies heretofore given by the signer(s) to vote at the Special Meeting of Stockholders and any adjournments or postponements thereof.

This proxy, when properly executed, will be voted in accordance with the directions of the undersigned stockholder(s). **In the absence of such directions, this proxy will be voted "FOR" each of the proposals 1, 2 and 3 as listed on the reverse side.** The proxies are authorized in their discretion to vote upon such other business as may properly come before the Special Meeting of Stockholders or any adjournment or postponement thereof.

(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)